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                                                                      Exhibit 23


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of the Broadway & Seymour, Inc. 1995 Employee Stock Purchase Plan (33-85924) and the Broadway & Seymour, Inc. Restated 1985 Incentive Stock Option Plan (33-81130) of our report dated February 6, 1999, except as to note 14, which is as of March 5, 1999 appearing in the Company's 1998 Annual Report (which is incorporated by reference in this Form 10-K).



PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 8, 1999